Exhibit 3.21

BYLAWS

of

DANIEL, MANN, JOHNSON & MENDENHALL

A California Corporation

ARTICLE I.

Offices

Section 1.01.         PRINCIPAL EXECUTIVE OFFICE. The principal executive office for the transaction of the business of the corporation is hereby fixed and located at 3250 Wilshire Boulevard, in the City of Los Angeles, County of Los Angeles, State of California. The Board of Directors is hereby granted full power and authority to change said principal executive office from one location to another in said county. Any such change shall be noted on the bylaws by the secretary, opposite this section, or this section may be amended to state the new location.

Section 1.02.         OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II.

Shareholders

Section 2.01.         PLACE OF MEETINGS. Meetings of Shareholders may be held at such place within or without the State of California as may be designated by resolution duly adopted by the Board of Directors, provided that in the absence of such designation as to any meeting of Shareholders such meeting shall be held at the principal executive office of the corporation.

Section 2.02.         ANNUAL MEETINGS. An annual meeting of the Shareholders shall be held in the /month of December or January on such day/and time as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of California, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be done.

Section 2.03.         SPECIAL MEETINGS. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, the Chairman of the Board, the President, or the holders of shares entitled to cast not less than 10 percent of the votes at the meeting.

Section 2.04.         NOTICE OF MEETING. Whenever Shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each Shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting, and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board of Directors at the time of the mailing of the notice intends to present for action by the Shareholders, but subject to the conditions prescribed by statute any proper matter may be presented at the meeting for action. The notice of any meeting at which Directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

Section 2.05.         METHOD OF GIVING NOTICES AND TRANSMITTING REPORTS. Notice of a Shareholders’ meeting or any report shall be given either personally or by mail, postage prepaid, or other means of written communication, addressed to each Shareholder at the address of such Shareholder appearing on the books of the corporation or given by the Shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located, or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally, or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of these bylaws, executed by the Secretary, Assistant Secretary, or any Transfer Agent, shall be prima facie evidence of the giving of the notice or report.

If any notice or report addressed to any Shareholder at the address of such Shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the Shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the Shareholder upon written demand of the Shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other Shareholders.

Section 2.06.         CALL OF SPECIAL MEETING. Upon request in writing to the Chairman of the Board, President, any Vice-President, or the Secretary by any person (other than the Board of Directors) entitled to call a special meeting of Shareholders, the officer forthwith shall cause notice to be given to the Shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If a notice is not given within 20 days after the receipt of the request, the person entitled to call the meeting may give the notice or the Superior Court of the proper county shall summarily order the giving of the notice, after notice to the corporation giving it an opportunity to be heard. The procedure provided by statute shall apply to such application and any order issued by the court, including any order designating the time and place of the meeting, the record date for determination of Shareholders entitled to vote, and the form of notice.

Section 2.07.         QUORUM. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum present.

Section 2.08.         ADJOURNED MEETING AND NOTICE THEREOF. Any Shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, except as provided in Section 2.07, no other business may be transacted at such meeting.

When any Shareholders’ meeting, either annual or special, is adjourned for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting,

a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting. Except as herein provided, notice need not be given of the adjourned meeting if the time and the place thereof are announced at the meeting at which the adjournment is taken.

Section 2.09.         VOTING. Unless a record date for voting purposes is fixed as provided in these bylaws then, subject to the provisions of the California General Corporation Law, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day three days prior to any meeting of Shareholders shall be entitled to vote at such meeting. Such vote may be a viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by a Shareholder at any election and before the voting begins. Every Shareholder entitled to vote at an election for Directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall desire. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

Section 2.10.         WAIVER OF NOTICE. The transactions of any meeting of Shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, except as otherwise provided in these bylaws or by statute.

Section 2.11.         ACTION WITHOUT MEETING. Except as otherwise provided by statute, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize to rake such action at a meeting at which all shares entitled to vote thereon were present and voted, and such consent in writing is filed with the Secretary of the corporation; provided that unless the consents of all Shareholders entitled to vote have been solicited in writing, notice of any Shareholder approval or of the taking of any corporate action approved by such consent in writing, shall be given to those Shareholders entitled to vote who have not consented in writing, as provided by statute.

Section 2.12.         PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or another duly executed proxy bearing a later date is filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven years from the date of its execution.

Section 2.13.         INSPECTORS OF ELECTION. In advance of any meeting of Shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any Shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more Shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refused to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the chairman thereof.

The duties of such inspectors shall be as prescribed by the California General Corporations Law and shall include: determining the number of shares outstanding the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all Shareholders.

ARTICLE III

Directors

Section 3.01.         POWERS. Subject to such limitations as are provided under the Articles of Incorporation, the bylaws, and California General Corporation Law as to action to be authorized or approved by the Shareholders, and subject to the powers and duties of Directors as prescribed by the bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors (the “Board”). Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers, to wit:

First — To select and remove all officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with the law, with the Articles of Incorporation or the bylaws, and to fix their compensation and require from them security for faithful service; provided, however, that the Board in its discretion, from time to time, may delegate any of such powers to the President or other specified officer or officers of the corporation.

Second — To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation by the bylaws, as they may deem best.

Third — To change the principal executive office for the transaction of the business of the corporation from one location to another within the same county as provided in Section 1.01 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Section 1.02 hereof; to designate any place within or without the State of California for the holding of any Shareholders’ meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgement they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth — To authorize the issuance of shares of stock of the corporation for such consideration as is determined from time to time by the Board, including the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor, all subject only to such limitations and restrictions upon the issuance of shares as are provided by law.

Fifth — To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Sixth — To designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, subject to the limitations provided by statute.

Seventh — To designate from time to time one or more officers or principals of this corporation who are authorized to practice architecture, civil engineering, electrical engineering, land surveying and other similar professions under the laws of any state in which the corporation is qualified to do business, as responsible for the practice of each such profession by the corporation in such state and to confer upon such person or persons full authority to make all decisions on behalf of the corporation with respect to such work performed by the corporation in each such state. The corporation shall at all times maintain to the extent and in the manner required by the laws of each such state in which this corporation is qualified to do business, and in full compliance with all such laws, a currently registered civil engineer who shall be designated in responsible charge of all civil engineering performed by the corporation in each such state, and shall further at all times maintain a currently registered electrical engineer who shall be designated in responsible charge of all electrical engineering performed by the corporation in each such state, and shall further at all times maintain a currently registered architect who shall be designated in responsible charge of all architectural work performed by the corporation in each such state. Such registrants in each such state, respectively, shall have full authority with regard to all professional decisions and projects of this corporation in each respective state, in their respective fields and/or branches.

Section 3.02.         EXACT NUMBER OF DIRECTORS. The exact number of Directors of this corporation shall be four (4) until changed by a bylaw or amendment thereof duly adopted by the Shareholders or by the Board amending this Section 3.02.

Section 3.03.         ELECTION AND TERM OF OFFICE. The Directors shall be elected at each annual meeting of Shareholders but, if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of Shareholders held for that purpose. All Directors shall hold office until their respective successors are elected.

Section 3.04.         VACANCIES. Vacancies in the Board, including any vacancy created by the removal of a Director, may be filled by a majority of the remaining Directors though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the Shareholders.

A vacancy or vacancies in the Board shall be deemed to exist in the case of death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the Shareholders fail, at any annual or special meeting of Shareholders at which any Director or Directors are elected, to elect the full authorized number of Directors to be voted for at that meeting.

The Shareholders may elect a Director at any time to fill any vacancy not filled by the Directors, provided that any election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

If, after the filling of any vacancy by the Directors, the Directors then in office who have been elected by the Shareholders shall constitute less than a majority of the Directors then in office, any holder or holders of an aggregate of 5 percent or more of the total number of shares at the time outstanding having the right to vote for such Directors may call a special meeting of Shareholders, or the Superior Court of the proper County, shall, upon application of such Shareholder or Shareholders, summarily order a special meeting of Shareholders, to be held to elect the entire Board. The term of office of any Director shall terminate upon such election of a successor.

Section 3.05.         RESIGNATIONS. Any Director may resign upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 3.06.         REDUCTION OF AUTHORIZED NUMBER OF DIRECTORS. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

Section 3.07.         REGULAR MEETINGS. A regular meeting of the Board shall be held without other notice than this bylaw immediately after, and at the same place as the annual meeting or any special meeting of Shareholders at which a new Board is elected. The Board may provide, by resolution, the date, time, and place, either within or without the State of California, for the holding of additional regular meetings without other notice than such resolution.

Section 3.08.         SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the President, or any two Directors.

Section 3.09.         NOTICE OF MEETINGS. Written notice of the time and place of special meetings (and regular meetings, if notice thereof is required) of the Board shall be delivered personally or by telephone or by telegraph to each Director or sent to each Director by mail, postage pre-paid, addressed to him at his address as it is shown upon the records of the corporation, or, if it is not so shown on such records, or is not readily ascertainable, at the place in which the meetings of the Board are regularly held.

In case such notice is mailed, it shall be deposited in the United States mail in the place in which the principal executive office of the corporation is located at least four days prior to the holding of the meeting. In case such notice is delivered personally or given by telephone or telegraph, it shall be so given or delivered at least 48 hours prior to the time of the holding of the meeting.

Section 3.10.         PURPOSE OF MEETING. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board.

Section 3.11.         WAIVER OF NOTICE. The transactions of any meeting of the Board, however called and noticed wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

Section 3.12.         ADJOURNMENT. A majority of the Directors present at any meeting of the Board, whether or not a quorum is present, may adjourn such meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of an adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

Section 3.13.         ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

Section 3.14.         PLACE OF MEETINGS. Meetings of the Board may be held at any place within or without the State of California which may be designated in the notice of the meeting, or, if not stated in the notice or there is no notice, then such meeting shall be held at the principal executive office of the corporation, unless otherwise designated by resolution of the Board.

Section 3.15.         PARTICIPATION IN MEETINGS BY TELEPHONE. Members of the Board may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.16.         QUORUM. A majority of the authorized number of Directors shall constitute a quorum of the Board for the transaction of business.

Section 3.17.         ACTIONS BY MAJORITY PRESENT. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board, subject, however, to such limitations as may be provided by statute. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.18.         COMMITTEES. The provisions of Sections 3.07 to 3.17, both inclusive, shall apply also to committees of the Board and actions by such committees, mutatis mutandis.

Section 3.19.         FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

ARTICLE IV.

Officers

Section 4.01.         OFFICERS. The officers of the corporation shall be a Chairman of the Board, a President, a Secretary, a Chief Financial Officer, a Treasurer, and such other officers with such titles and duties as shall be determined by the Board and as may be necessary to enable it to sign instruments and share certificates. Any number of offices may be held by the same person.

Section 4.02.         ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 or 4.05, shall be chosen annually by the Board, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 4.03          SUBORDINATE OFFICERS. The Board may empower the President to appoint, subject to ratification by the Board, one or more Associate Vice Presidents and such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as may be provided in these bylaws or as the Board from time to time may determine.

Section 4.04          REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board, at any regular or special meeting thereof. Any Associate Vice President, however elected or appointed, and any other officer appointed by the President pursuant to Section 4.03, may be removed by the President.

Section 4.05.         VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

Section 4.06.         CHAIRMAN OF THE BOARD. The Chairman of the Board, subject to the control of the Board, shall be responsible for the achievement of stated objectives and the perpetuation of the corporation. He shall preside at all meetings of the Board. He shall be a member of all of the standing committees of the Board, including the Executive Committee if there shall be such committee, and shall have such other powers and duties as may be prescribed by the Board or provided in the bylaws.

Section 4.07.         PRESIDENT. The President shall preside at all meetings of Shareholders, and, in the absence of the Chairman of the Board, at meetings of the Board. Subject to the control of the Board, he shall have full responsibility and authority for the day to day direction of the corporation. He shall be a member of all standing committees of the Board, including the Executive Committee if there shall be such committee, and shall have such other powers and duties as may be prescribed by the Board or provided in the bylaws.

Section 4.08.         GENERAL MANAGER AND CHIEF EXECUTIVE OFFICER. The Chairman of the Board, or the President, as determined by the Board, shall be the General Manager and Chief Executive Officer of the corporation, provided that if no such determination is made by the Board, then the President shall be the General Manager and Chief Executive Officer. Subject to control of the Board, the General Manager and Chief Executive Officer shall provide leadership to the corporation and shall have such other powers and duties as may be prescribed by the Board.

Section 4.09.         CHIEF OPERATING OFFICER. The President or any Vice President, as determined by the Board, shall be the Chief Operating Officer of the corporation, provided that if no such determination is made by the Board, then the President shall be the Chief Operating Officer. Subject to the control of the Board, the Chief Operating Officer shall have supervision and direction over the operations of the corporation. He may be a member of the Executive Committee if there shall be such committee, and he shall have such other powers and duties as may be prescribed by the Board.

Section 4.10.         SECRETARY. The Secretary shall keep or cause to be kept at the principal executive office of the corporation a Book of Minutes and shall record or cause to be recorded therein actions taken at all meetings of the Shareholders, Directors, and Board committees.

The Secretary shall keep or cause to be kept at the principal executive office of the corporation or at the office of the corporation’s transfer agent a share register, or a duplicate share register, showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders, Board and committees required by law, the bylaws or by resolution of the Board to be given, and he shall keep the seal of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by the bylaws.

Section 4.11.         CHIEF FINANCIAL OFFICER AND TREASURER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any Director.

The Chief Financial Officer shall deposit, or cause to be deposited, all moneys and other valuables of the corporation in its name and to its credit with such depositaries as may be designated by the Board. He shall disburse the funds of the corporation, or cause such funds to be disbursed, as may be ordered by the Board, and shall render to the President and Directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or provided in the bylaws.

The Chief Financial Officer, unless otherwise determined by the Board, shall also have the title of “Treasurer”. In case the Board shall appoint a Treasurer other than the Chief Financial Officer, then the Treasurer shall have such powers and perform such duties as may be prescribed by the Board.

Section 4.12.         OTHER OFFICERS. Certain other officers, if appointed by the Board or if appointed by the President in pursuance of authority to do so conferred upon him by the Board, shall have the powers and perform the duties hereinafter provided, subject however, to the authority of the Board or President to assign to such officers other or additional powers or duties.

A.            EXECUTIVE VICE PRESIDENT. The Executive Vice President of the corporation, if appointed, shall have the powers and perform such duties as from time to time may be prescribed for him respectively by the President and/or the Board.

B.            SENIOR VICE PRESIDENT/CORPORATE VICE PRESIDENT. A Senior Vice President and a Corporate Vice President are equivalent in stature. They may be assigned to either line or staff positions. They shall counsel the corporation in broad areas of planning and management based upon their long-term experience and abilities in such matters. They shall have such powers and discharge such duties as may be assigned to them from time to time by the President and/or the Board.

C.            PRINCIPAL. A Principal shall represent the corporation as its leading professional in a particular professional service field, having firmwide responsibility for providing leadership in developing and maintaining such professional service field of the corporation. Each principal shall have such powers and perform such duties as may be assigned to him from time to time by the President.

D.            VICE PRESIDENT. The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them, respectively, by the President or the Board, in addition to any powers and duties provided in these bylaws.

E.            ASSOCIATE VICE PRESIDENT. The Associate Vice Presidents of the corporation may have responsibility for operations, programs or administrative functions as assigned from time to time.

F.             CONTROLLER. The Controller is the Chief Accounting Officer of the corporation. He shall perform all duties incident to his office or which are properly required of him by the President or the Board.

ARTICLE V.

Miscellaneous

Section 5.01.         RECORD DATE AND CLOSING STOCK BOOKS. The Board may fix, in advance, a record date for the determination of the Shareholders entitled to notice of any meeting or to vote at any meeting of Shareholders or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

Section 5.02.         INSPECTION OF CORPORATE RECORDS. The share register or duplicate share register, the books of account, and minutes of proceedings of the Shareholders and Directors and of the Executive Committee and other committees of the Board shall be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a Shareholder or as the holder of a voting trust certificate and shall be exhibited at any time when required by the demand of 10 percent of the shares represented at any Shareholders’ meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a Shareholders’ meeting shall be made in writing upon the President or Secretary of the corporation.

Section 5.03.         CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

Section 5.04.         REPORT TO SHAREHOLDERS. The annual report to Shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with, but the Board may cause to be sent to the Shareholders annual or other periodic reports in such form as may be deemed appropriate by the Board.

Section 5.05.         CONTRACTS, ETC., HOW EXECUTED. The Board except as in the bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 5.06.         CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to every holder of shares. All such certificates shall be signed in the name of the corporation by the Chairman of the Board or the President and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder. Any or all of the signatures on the certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar as of the date of issue.

Certificates for shares may be issued prior to full payment subject to the limitations provided by law and under such restrictions and for such purposes as the Board or the bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

If the shares of the corporation are classified, or if any class of shares has two or more series, or if the shares are subject to restrictions upon transfer or are of assessable, redeemable, convertible or subject to a voting agreement, the appropriate statements required by statute shall appear on the certificates.

Section 5.07.         LOST CERTIFICATES. Except as hereinafter in this Section provided, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, in case any certificate for shares is lost, stolen, mutilated or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the corporation, as the Board shall determine.

Section 5.08.         REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President of this corporation is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The President shall have the authority to designate another officer of the corporation to exercise the authority herein granted to the President, and such authority may be exercised by the President or such other officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by the President or such other officer.

Section 5.09.         INSPECTION OF BYLAWS. The corporation shall keep in its principal executive office the original or a copy of the bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

Section 5.10.         EMPLOYEES STOCK PURCHASE PLANS. Subject to the provisions of its Articles of Incorporation, the corporation may, upon terms and conditions herein authorized, provide and carry out an employee stock purchase plan or plans providing for the issue and sale, for the granting of options for the purchase, of its unissued shares, or of issued shares purchased or to be purchased or acquired, to employees of the corporation or of any subsidiary or to a trustee on their behalf. Such plan may provide for such consideration as may be fixed therein, for the payment of such shares in installments or at one time and for aiding any such employees in paying for such shares by compensation for services or otherwise. Any such plan before becoming effective must be approved or authorized by the Board.

Such plan may include, among other things, provisions determining or providing for the determination by the Board, or any committee thereof designated by the Board, of: (a) eligibility of employees (including officers and Directors) to participate therein, (b) the number and class of shares which may be subscribed for or for which options may be granted under the plan, (c) the time and method of payment therefor, (d) the price or prices at which such shares shall be issued or sold, (e) whether or not title to the shares shall be reserved to the corporation until full payment therefor, (f) the effect of the death of an employee participating in the plan or termination of his employment, including whether there shall be any option or obligation on the part of the corporation to repurchase the shares thereupon, (g) restrictions, if any, upon the transfer of the shares, and the time limits and termination of the plan, (h) termination, continuation or adjustments of the rights of participating employees upon the happening of specified contingencies, including increase or decrease in the number of issued shares of the class covered by the plan without receipt of consideration by the corporation or any exchange of shares of such class for stock or securities of another corporation pursuant to a reorganization or merger, consolidation or dissolution of the corporation, (i) amendment, termination, interpretation and administration of such plan by the Board or any committee thereof designated and empowered by the Board so to do, and (j) any other matters, not repugnant to law, as may be included in the plan as approved or authorized by the Board or any such Board committee.

Section 5.11.         CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

ARTICLE VI.

Amendments

Section 6.01.         POWER OF SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote of Shareholders entitled to exercise not less than a majority of the voting power of the corporation or by the written assent of such Shareholders, except as otherwise provided by law or by the Articles of Incorporation or these bylaws.

Section 6.02.         POWER OF DIRECTORS. Subject to the right of Shareholders as provided in Section 7.01 to adopt, amend or repeal bylaws, other than a bylaw or amendment thereof changing the authorized maximum and minimum number of Directors provided in these bylaws, and except as otherwise provided by law or by the Articles of Incorporation or these bylaws, new bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote or a majority of the Directors, but in no event less than a quorum of the Board.

ARTICLE VII.

Indemnification

Section 7.01.         The corporation shall, to the maximum extent permitted by the California General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For purposes of this Article, an “agent” of the corporation includes any person who is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

ARTICLE VIII.

FISCAL YEAR

Section 8.01.         FISCAL YEAR. Effective May 1, 1984, the fiscal year of the corporation shall end on September 30 of each 11-26-84 year thereafter.

UNANIMOUS ACTION OF THE BOARD OF DIRECTORS

The Undersigned, being all the members of the Board of Directors of DANIEL, MANN, JOHNSON, & MENDENHALL (the “Corporation”), proceeding under Section 307 of the California General Corporation Law, hereby take the following action:

WHEREAS, the fiscal year of the Corporation was changed to September 30 effective May 1, 1984, and

WHEREAS, the bylaws of the Corporation currently stipulate the annual meeting of the Shareholders shall be held on the fourth Thursday of June of each year, at the hour of 4:00 o’clock P.M., or at such other time on such other day in the month of June or July of any year as shall be fixed by the Board of Directors, and

WHEREAS, it is preferable to hold the annual meeting of Shareholders approximately three months following the fiscal year end; therefore, it is hereby

RESOLVED, that pursuant to Section 6.02 of the bylaws of the Corporation, the following amendment to Article II, Section 2.02 is hereby adopted, approved, confirmed and ratified:

Section 2.02.           ANNUAL MEETINGS. An annual meeting of the Shareholders shall be held in the month of December or January on such day and time as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of California, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be done.

IN TESTIMONY WHEREOF, all the Directors of the Corporation have hereunto set therir hands this         day of AUG 12, 1985.

/s/ Albert A. Dorman	/s/ Richard G. Newman
Albert A. Dorman	Richard G. Newman

/s/ Joseph A. Incaudo	/s/ Dan L. Denison
Joseph A. Incaudo	Dan L. Denison